UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

April 29, 2005

Date of Report (Date of earliest event reported)

DJ ORTHOPEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a)          Bonuses were awarded on April 29, 2005 under the 2005 management incentive bonus plan for the first quarter of 2005.  Under that plan, management of dj Orthopedics, Inc. (the “Company”), including executive officers, are eligible for quarterly bonuses if operating targets are met by the Company for the quarter and the plan participant meets individual performance goals.  Up to 12.5% of each participant’s target bonus can be awarded each quarter. The following executive officers were awarded the bonuses set forth after his or her name, and each such bonus amount represents 12.5% of the individual’s target bonus for the full year:

Leslie H. Cross, President and Chief Executive Officer	$31,875.00
Vickie Capps, Senior Vice President and Chief Financial Officer	$17,187.50
Luke Faulstick, Senior Vice President – Operations	$17,187.50
Louis Ruggiero, Senior Vice President – Sales and Marketing	$17,187.50
Donald M. Roberts, Vice President, General Counsel and Secretary	$15,625.00

(b)         On May 3, 2005 the Company executed Amendment Number Two to the dj Orthopedics, Inc. 2001 Non-Employee Director Stock Option Plan.  Under that amendment, (i) a director appointed to the Board will receive a pro rata portion of the annual grant of an option for 15,000 shares at the first annual stockholder meeting occurring after such appointment, based on the number of months elapsing between such appointment and the annual meeting; (ii) the annual option grant at each annual stockholder meeting occurring after the date of this amendment will be immediately vested on the date of grant: and (iii) directors who leave the Board for any reason will have a three-year period to exercise vested options that are granted after the effective date of this amendment.

Item 9.01. Financial Statements and Exhibits.

(c)       Exhibits.

Exhibit No.	Document
10.1	Amendment Number Two to the dj Orthopedics, Inc. 2001 Non-Employee Director Stock Option Plan, dated May 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJ ORTHOPEDICS, INC. (Registrant)

Date	May 5, 2005	BY:	/s/ VICKIE L. CAPPS
Vickie L. Capps
Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)